Exhibit 21

                                          STATE OR OTHER JURISDICTION
NAME                                      OF INCORPORATION
RFMD, LLC                                 North Carolina
RF Micro Devices Export, Inc.             Barbados
RF Micro Devices International, Inc.      North Carolina
RF Micro Devices UK Ltd                   United Kingdom
RF Micro Devices (Holland) B.V.           The Netherlands
RF Micro Devices (Taiwan) B.V.            The Netherlands
RF Micro Devices, Svenska AB              Sweden
RF Micro Devices (Denmark) ApS            Denmark
RF Micro Devices (Finland) Oy             Finland
RF Micro Devices (Korea) YH               Korea
RF Micro Devices (Canada) ULC             Canada
RF Micro Devices (Beijing) Co. Ltd.       People's Republic of China
Resonext Communications N.V.              Belgium
OOO Neosilicon                            Russia

All of the above listed entities are 100% directly or indirectly owned by RF Micro Devices, Inc., and their results of operations are included in the consolidated financial statements.